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                                                                  Exhibit 1.1

                              MOLDFLOW CORPORATION

                                2,685,000 Shares*
                                  Common Stock
                           ($.01 par value per share)

                                 --------------

                             Underwriting Agreement

                                                              December ___, 2000

Adams, Harkness & Hill, Inc.
Robert W. Baird & Co. Incorporated
A.G. Edwards & Sons, Inc.
 As representatives of the several
 Underwriters named in Schedule I hereto, c/o Adams, Harkness & Hill, Inc.
60 State Street
Boston, Massachusetts 02109

Dear Sirs:

         Moldflow Corporation, a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to you and the several Underwriters named in Schedule I hereto (collectively, the "UNDERWRITERS"), for whom you are acting as representatives (the "REPRESENTATIVES"), an aggregate of 575,000 shares (the "COMPANY FIRM SHARES") and, at the election of the Underwriters, up to 170,000 additional shares (the "COMPANY OPTIONAL SHARES") of common stock of the Company, $.01 par value per share ("COMMON STOCK"), and the selling stockholders named in Schedule II hereto (collectively, the "SELLING STOCKHOLDERS"), propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 1,760,000 shares (the "SELLING STOCKHOLDER FIRM SHARES," and together with the Company Firm Shares, the "FIRM SHARES") and, at the election of the Underwriters, up to an aggregate of 180,000 additional shares (the "SELLING STOCKHOLDER OPTIONAL SHARES," and together with the Company Optional Shares, the "OPTIONAL SHARES") of Common Stock. The Firm Shares and the Optional Shares, which the Underwriters elect to purchase pursuant to Section 3 hereof, are herein collectively called the "SHARES".

--------
         * Includes 350,000 shares subject to an option to purchase additional shares to cover over-allotments.
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         1.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company
represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) A registration statement on Form S-1 (File No. 333-49824) (the "INITIAL REGISTRATION STATEMENT") in respect of the Shares has been filed with the Securities and Exchange Commission (the "COMMISSION"); the Initial Registration Statement (including any pre-effective amendments thereto) and any post-effective amendments thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "RULE 462(B) REGISTRATION STATEMENT"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "ACT"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement and incorporated by reference in the Rule 462(b) Registration Statement, if any, or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "PRELIMINARY PROSPECTUS"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective or the Rule 462(b) Registration Statement, if any, at the time it became effective, each as amended at the time such part of such registration statement became effective, are hereinafter collectively called the "REGISTRATION STATEMENT"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "PROSPECTUS");

                  (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein.


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                  (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable dates of the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus taken in light of the circumstances under which they were made) not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein;

                  (d) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the rules and regulations thereunder which have not been described or filed as required; the contracts so described in the Prospectus to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company and its subsidiaries, as are party thereto, constitute valid and binding agreements of the Company and its subsidiaries, as are party thereto, and are enforceable in accordance with their respective terms against the Company and its subsidiaries, as are party thereto, except as such enforceability may be limited by
         (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally, (ii) general principles of equity, whether considered in a proceeding at law or in equity and
         (iii) state or federal securities laws or policies relating to the nonenforceability of the indemnification provisions contained therein, and, to the Company's knowledge, such contracts are enforceable in accordance with their respective terms by the Company and its subsidiaries, as are party thereto, against the other parties thereto, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally, (ii) general principles of equity, whether considered in a proceeding at law or in equity and (iii) state or federal securities laws or policies relating to the nonenforceability of the indemnification provisions contained therein, and such contracts are in full force and effect on the date hereof; and neither the Company nor any of its subsidiaries, nor, to the best of the Company's knowledge, any other party is in breach of or default under any of such contracts, except as set forth in the Prospectus or for such breaches or defaults that will not result in a material adverse change in the business, assets, management, financial position or results of operations of the Company and its subsidiaries taken as a whole (hereinafter, a "MATERIAL ADVERSE CHANGE");

                  (e) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any loss or


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         interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, except as set forth in the Prospectus or as would not have a Material Adverse Change; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock (other than issuances of Common Stock pursuant to Company stock option and stock purchase plans described in the Registration Statement and Prospectus) or long-term debt of the Company or any of its subsidiaries or any Material Adverse Change, otherwise than as set forth in the Prospectus;

                  (f) The Company and its subsidiaries have good title to all properties and assets described in the Prospectus as owned by each of them, in each case free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business of the Company; any real property and buildings held under lease by the Company or any of its subsidiaries are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries; the Company and its subsidiaries own or lease all such properties as are necessary to their operations as now conducted or as proposed to be conducted, except where the failure to so own or lease would not result in a Material Adverse Change;

                  (g) Each of the Company and its subsidiaries has been duly incorporated and exists as a corporation in good standing under the laws of its respective jurisdiction of organization, each with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not result in a Material Adverse Change;

                  (h) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and conform in all material respects to the description of the Common Stock contained in the Prospectus; all of the issued shares of capital stock of each subsidiary of the Company (i) have been duly authorized and validly issued, are fully paid and non-assessable and (ii) except as disclosed in the Prospectus and for pledges pursuant to the Loan Agreement, as amended, between the Company and Silicon Valley Bank and for any liens, encumbrances or claims on the Company's assets created in the ordinary course of business, are owned of record by the Company or a wholly-owned subsidiary of the Company, free and clear of all liens, encumbrances or claims; except as disclosed in the Prospectus, neither the Company nor any subsidiary has outstanding any options to purchase, or any preemptive rights or other


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         rights to subscribe for or to purchase any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations;

                  (i) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non- assessable and will conform in all material respects to the description of the Common Stock contained in the Prospectus; no preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement; no stockholder of the Company has any right, which has not been satisfied or waived, to require the Company to register the sale of any shares of capital stock owned by such stockholder under the Act in the public offering contemplated by this Agreement (except with respect to the Shares to be sold by the Selling Stockholders pursuant to this Agreement); no stockholder of the Company has any right to require the Company to register the sale of any shares of capital stock owned by such stockholder under the Act in the 120-day period after the date of the Prospectus; and no further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein;

                  (j) The Company has full corporate power and authority to enter into this Agreement; this Agreement has been duly authorized, executed and delivered by the Company, constitutes a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms;

                  (k) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or similar documents of any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and no consent, approval, authorization, order, filing, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, authorizations, filings, registrations or qualifications as may be required under state securities or Blue Sky laws


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         or the by-laws and rules of the National Association of Securities
         Dealers, Inc. ("NASD") in connection with the purchase and distribution of the Shares by the Underwriters;

                  (l) Except as disclosed in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company's knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or of which property owned or leased by the Company or any of its subsidiaries is or may be the subject, or related to environmental or discrimination matters, which actions, suits or proceedings, would adversely affect the transactions contemplated by this Agreement or would, if adversely determined, result in a Material Adverse Change; no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company's knowledge, is imminent which would result in a Material Adverse Change; and neither the Company nor any of its subsidiaries is a party or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body which might be expected to result in a Material Adverse Change;

                  (m) The Company and its subsidiaries possess all licenses, certificates, authorizations or permits that are necessary to enable them to own, lease and operate their respective properties and to carry on their respective businesses as presently conducted and which the failure to possess would result in a Material Adverse Change, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, would be expected to result in a Material Adverse Change;

                  (n) The Company and its subsidiaries are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, including without limitation those relating to occupational safety and health, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, including without limitation those relating to the storage, handling or transportation of hazardous or toxic materials (collectively, "ENVIRONMENTAL LAWS"), except where such noncompliance with Environmental Laws would not, singly or in the aggregate, be expected to result in a Material Adverse Change;

                  (o) PricewaterhouseCoopers LLP, who have audited certain financial statements of the Company, are independent public accountants within the meaning of the Act and the rules and regulations of the Commission thereunder;

                  (p) The consolidated financial statements and schedules of each of the Company and Advanced CAE Technology, Inc. ("C-MOLD"), and the related notes thereto, included in the Registration Statement and the Prospectus present fairly in all material respects the financial position of the Company and C-Mold, as the case may be, as of the respective dates of such financial statements and schedules, and the results of operations


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         and cash flows of the Company and C-Mold, as the case may be, for the respective periods covered thereby; such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent public accountants named in paragraph (o) above; no other financial statements or schedules are required to be included in the Registration Statement; and the selected financial data set forth in the Prospectus under the captions "Summary Financial Data," "Capitalization," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Selected Quarterly Results of Operations" present fairly in all material respects the information set forth therein on the basis stated in the Registration Statement;

                  (q) Except as disclosed in the Registration Statement and Prospectus, the Company and its subsidiaries own or possess all trademarks, service marks, trade names, patent rights, copyrights, licenses, trade secrets and proprietary rights necessary to conduct their business as now conducted; the Company has not received notice of any infringement by the Company or its subsidiaries of trademark, service mark, trade name, patent, copyright, license, trade secret, proprietary or other similar rights of others; and there is no claim of infringement being made against the Company regarding trademark, service mark, trade name, patent, copyright, license, trade secret, proprietary or other similar rights which, if adversely decided, would reasonably be expected to result in a Material Adverse Change; except as disclosed in the Registration Statement and Prospectus, none of the technology employed by the Company or any of its subsidiaries has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or, to the Company's knowledge, any of their respective officers, directors, employees or consultants or otherwise in violation of the rights of any person, except for such violations that would not reasonably be expected to result in a Material Adverse Change; none of the Company or any of its subsidiaries and, to the Company's knowledge, none of its employees has received any written or oral communications alleging that the Company or any of its subsidiaries has violated or, by conducting its business as proposed, would violate any of the intellectual property or proprietary rights of any other person or entity; neither the operation of the business of the Company and its subsidiaries by the employees of the Company or any of its subsidiaries, nor the conduct of the business of the Company and its subsidiaries as proposed, will, to the Company's knowledge, result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, any material contract, covenant or instrument under which any of such employees is now obligated; and the Company and its subsidiaries have taken reasonable measures to prevent the unauthorized dissemination or publication of its confidential information or the confidential information of third parties in its possession;


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                  (r) The Company and each of its subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown as due thereon; and, except as disclosed in the Registration Statement and Prospectus, the Company has not received any notice of any tax deficiency which has been or is reasonably likely to be asserted against the Company or any of its subsidiaries which would result in a Material Adverse Change;

                  (s) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT");

                  (t) Each of the Company and its subsidiaries maintains insurance of the types and in the amounts which it reasonably deems adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by companies engaged in businesses substantially similar to that of the Company, all of which insurance is in full force and effect;

                  (u) Since incorporation, neither the Company nor any of its subsidiaries has at any time (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any foreign, federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof;

                  (v) The Company has not taken and will not take, directly or indirectly through any of its directors, officers or controlling persons, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

                  (w) The Company has registered the Common Stock pursuant to
         Section 12(g) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and has filed an application to list the Shares to be issued and sold by the Company for quotation on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System and has received notification that the listing has been approved, subject to notice of issuance of such Shares.

                  (x) Moldflow International Pty. Ltd., Moldflow Pty. Ltd., Moldflow Italia s.r.l., Moldflow (Europe) Ltd., Moldflow Vertriebs GmbH, Moldflow France S.A.R.L. and Moldflow Japan K.K. constitute each of the subsidiaries of the Company that accounted for at least six percent (6%) of the consolidated total revenue of the Company


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         and its subsidiaries for the fiscal year ended June 30, 2000 and the fiscal quarter ended September 30, 2000 (each a "MATERIAL SUBSIDIARY"). In the aggregate, the Material Subsidiaries and the Company accounted for at least 87% of the consolidated total revenue of, and at least 88% of the consolidated total assets of, the Company and its subsidiaries as at and for the fiscal year ended June 30, 2000 and the fiscal quarter ended September 30, 2000; and

                  (y) The Company has timely filed all required documents with the Commission since March 31, 2000 (the "COMPANY SEC DOCUMENTS"); as of their respective filing dates (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), and during any period of effectiveness, the Company SEC Documents complied in all material respects with the requirements of the Act and the rules and regulations thereunder or the Exchange Act and the rules and regulations thereunder, as the case may be, each as in effect on the date so filed, and at the time filed with the Commission none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the consolidated financial statements and schedules of the Company, and the related notes thereto, included in the Company SEC Documents comply as of their respective dates as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and present fairly in all material respects the financial position of the Company as of dates of such financial statements and schedules and the results of operations and cash flows of the Company for the respective periods covered thereby.

         2. REPRESENTATIONS AND AGREEMENTS OF THE SELLING STOCKHOLDERS. Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power-of- Attorney and Custody Agreement (the "CUSTODY AGREEMENT") hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; in the case of a Selling Stockholder which is not a natural person, such Selling Stockholder is duly incorporated or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its organization, and such Selling Stockholder has full right, power and authority to enter into and perform this Agreement and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

                  (b) This Agreement and the Custody Agreement have each been duly authorized, executed and delivered by such Selling Stockholder and each such document constitutes a valid and binding obligation of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms;

                  (c) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body with respect to such Selling Stockholder is required in connection with the sale of the Shares by such Selling Stockholder or the consummation by such Selling Stockholder of the transactions on his, her or its part contemplated by this Agreement and the Custody Agreement, except such as have been obtained under the Act or the rules and regulations thereunder and such as may be required under state securities or Blue Sky laws or the by-laws and rules of the NASD in connection with the purchase and distribution by the Underwriters of the Shares;

                  (d) The sale of the Shares to be sold by such Selling Stockholder hereunder and the performance by such Selling Stockholder of this Agreement and the Custody Agreement and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, any material indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract, agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of his, her or its material properties is bound or affected, or violate or conflict with the organizational documents, if any, of such Selling Stockholder or any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to such Selling Stockholder;

                  (e) Such Selling Stockholder has, and at the First Time of Delivery (as defined in Section 5 hereof) will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances or claims except those created by this Agreement and the Custody Agreement; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances or claims, will pass to each of the several Underwriters who have purchased such Shares for value and without notice of any such lien, encumbrance or claim or any other adverse claim within the meaning of the Uniform Commercial Code;

                  (f) Such Selling Stockholder has not taken and will not at any time take, directly or indirectly, any action designed, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of shares of Common Stock to facilitate the sale or resale of any of the Shares; and

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                  (g) To the extent that any statements or omissions made in the
         Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information about such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use therein, such statements contained in the Preliminary Prospectus and the Registration Statement in reliance thereon did, and such statements contained in the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, each Selling Stockholder agrees to deliver to you prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         Each of the Selling Stockholders represents and warrants that a certificate in negotiable form representing the Shares to be sold by such Selling Stockholder has been placed in custody under the Custody Agreement, in the form heretofore furnished to you, duly executed and delivered by such Selling Stockholder to the Custodian (as defined in the Custody Agreement), and that such Selling Stockholder has duly executed and delivered a power-of-attorney, in the form heretofore furnished to you and included in the Custody Agreement (the "POWER-OF- ATTORNEY"), appointing Marc J. L. Dulude and Suzanne E. Rogers, and each of them, as such Selling Stockholder's attorney-in-fact (the "ATTORNEY-IN-FACT") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine (subject to the provisions of the Custody Agreement) the purchase price to be paid by the Underwriters to such Selling Stockholder as provided in Section 3 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

         Each of the Selling Stockholders specifically agrees that the Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power-of-Attorney, are to that extent irrevocable. Each of the Selling Stockholders specifically agrees that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of such Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event. If such Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be dissolved, or if such corporation or partnership should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares to be sold by such Selling Stockholder shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and of the Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers-of-Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

         2A. REPRESENTATION AND WARRANTY OF THE MAJOR SELLING STOCKHOLDERS. For purposes of this Agreement, each of Ampersand Specialty Materials and Chemicals II Limited Partnership, Ampersand Specialty Materials and Chemicals III Limited Partnership and Ampersand Specialty Materials and Chemicals III Companion Fund Limited Partnership are collectively referred to as the "MAJOR SELLING STOCKHOLDERS." Each of the Major Selling Stockholders represents and warrants to, and agrees with, each of the Underwriters that such Major Selling Stockholder has reviewed the Registration Statement and the Prospectus and any amendment or supplement thereto and, although such Major Selling Stockholder has not independently investigated or verified the accuracy or completeness of the information contained therein, nothing has come to the attention of such Major Selling Stockholder that would lead such Major Selling Stockholder to believe that the Registration Statement and any amendment thereto, as of the applicable effective dates, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and nothing has come to the attention of such Major Selling Stockholder that would lead such Major Selling Stockholder to believe that the Prospectus and any amendment or supplement thereto, as of the applicable dates thereof, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that the Prospectus and any amendment or supplement thereto, as of each Time of Delivery, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through you expressly for use therein.

         3. SHARES SUBJECT TO SALE. (a) On the basis of the representations, warranties and agreements of the Company and the Selling Stockholders contained herein, and subject to the terms and conditions of this Agreement, (i) the Company agrees to issue and sell the Company Firm Shares to the several Underwriters, (ii) each of the Selling Stockholders agrees, severally and not jointly, to sell his, her or its respective Selling Stockholder Firm Shares to the several Underwriters and (iii) each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at a purchase price per share of [94.25% of the public offering price], the respective number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all the Underwriters and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, (i) the Company agrees to issue and sell the Company Optional Shares to the several Underwriters, (ii) each of the Selling Stockholders agrees, severally and not jointly, to sell his, her or its respective Selling Stockholder Optional Shares to the several Underwriters and (iii) each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 3, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares which all of the Underwriters are entitled to purchase hereunder.

         The Company and the Selling Stockholders, as and to the extent indicated in Schedule II hereto, each hereby grants, severally and not jointly, to the Underwriters the right to purchase at their election up to 170,000 Company Optional Shares and 180,000 Selling Stockholder Optional Shares, respectively, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Company and each of the Selling Stockholders. Any such election to purchase Optional Shares may be exercised by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery or, unless you and the Company otherwise agree in writing, earlier than two or later than three business days after the date of such notice.

         4. OFFERING. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         5. CLOSING. Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as Adams, Harkness & Hill, Inc. may request upon at least forty-eight hours' prior notice to the Company and the Attorneys-in-Fact, shall be delivered by or on behalf of the Company and each of the Selling Stockholders to you for the account of each such Underwriter, against payment by each such Underwriter or on its behalf of the purchase price therefor by wire transfer of same day funds, all at the office of Adams, Harkness & Hill, Inc., 60 State Street, Boston, Massachusetts 02109. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., Boston time, on December __, 2000 or such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., Boston time, on the date specified by you in the written notice given by you of the Underwriters' election to purchase such Optional Shares, or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "FIRST TIME OF DELIVERY," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "SECOND TIME OF DELIVERY," and each such time and date for delivery is herein called a "TIME OF DELIVERY." Such certificates will be made available for checking and packaging at least twenty four hours prior to each Time of Delivery at such location as you may specify.

         6.       COVENANTS OF THE COMPANY.  The Company agrees with each of the
Underwriters:

                  (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus of which you shall not have been previously advised and furnished with a copy or to which you shall have reasonably objected in writing promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when the Registration Statement, or any amendment thereto, has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                  (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                  (c) To furnish the Underwriters with copies of the Prospectus in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required by law at any time prior to the expiration of nine months after the time of issuance of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act and the rules and regulations thereunder, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required by law to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                  (d) To make generally available to its securityholders as soon as practicable, but in any event not later than the forty-fifth (45th) day following the end of the full fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with
         Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule
         158);

                  (e) During the period beginning from the date hereof and continuing to and including the date 120 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company which are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities (other than (i) the sale of the Shares to be sold by the Company hereunder, (ii) the Company's issuance of shares upon exercise of options outstanding as of the date hereof and the award of new options under the Company's 2000 Stock Option and Incentive Plan and Employee Stock Purchase Plan, and (iii) the Company's issuance of shares of Common Stock in connection with the acquisition by the Company of another company or entity, provided that the terms of such issuance contractually prohibit the resale or other disposition of such shares of Common Stock through and including the date 120 days after the date of the Prospectus), without your prior written consent.

                  (f) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders of the Company generally, and deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, the Nasdaq National Market or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a combined or consolidated basis to the extent the accounts of the Company and its subsidiaries are combined or consolidated in reports furnished to its stockholders generally or to the Commission);

                  (g) To use the net proceeds acquired by it from the sale of the Shares in the manner specified in the Prospectus under the caption "Use of Proceeds" and in a manner such that the Company will not become an "investment company" as that term is defined in the Investment Company Act; and

                  (h) Not to accelerate the vesting of any option issued under any stock option or other equity incentive plan such that any such option may be exercised within 30 days from the date of the Prospectus (other than in connection with a sale of the Company).

         7. COVENANTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder agrees to pay or cause to be paid all taxes, if any, on the transfer and sale of the Shares to be sold by such Selling Stockholder hereunder and the fees and expenses, if any, of counsel and accountants retained by such Selling Stockholder. The Company agrees with the Selling Stockholders to pay all costs and expenses incident to the performance of the obligations of the Selling Stockholders under this Agreement (except as set forth above), including, but not limited to, all expenses incident to the delivery of the certificates for the Shares to be sold by such Selling Stockholder, the costs and expenses incident to the preparation, printing and filing of the Registration Statement (including all exhibits thereto), all Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto, the expenses of qualifying the Shares to be sold by the Selling Stockholders under the state securities or Blue Sky laws, all filing fees and the reasonable fees and expenses of counsel for the Underwriters payable in connection with the review of the offering of the Shares by the NASD, and the cost of furnishing to the Underwriters the required copies of the Registration Statement, all Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; PROVIDED, that each Selling Stockholder agrees to pay or cause to be paid its pro rata share (based on the percentage which the number of Shares sold by such Selling Stockholder bears to the total number of Shares sold) of all underwriting discounts and commissions.

         8. EXPENSES. The Company covenants and agrees with the severa Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing, producing and reproducing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses and filing fees in connection with the qualification of the Shares for offering and sale under securities laws of various jurisdictions as provided in Section 6(b) hereof and the filing fees incident to securing any required review by the NASD of the terms of the sale of the Shares; (iv) the fees and disbursements of counsel for the Underwriters in connection with the qualification of the Shares for offering and sale under securities laws of various jurisdictions as provided in Section 6(b) hereof and in connection with the Blue Sky survey, and the fees and expenses of counsel to the Underwriters incident to securing any required review by the NASD of the terms of the sale of the Shares, all subject to a maximum of $25,000; (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; and
(vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section,
Section 10 and Section 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, to the condition that all representations and warranties and other statements of the Company and each Selling Stockholder herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and each Selling Stockholder shall each have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                  (b) Ropes & Gray, counsel to the Underwriters, shall have furnished to you such opinion or opinions, dated such Time of Delivery, with respect to this Agreement, the Registration Statement, the Prospectus and other related matters as you may reasonably request;

                  (c) Goodwin, Procter & Hoar LLP, counsel to the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance reasonably satisfactory to you, with respect to the matters set forth in Annex I hereto;

                  (d) On the effective date of the Registration Statement at a time prior to execution of this Agreement, at 9:30 a.m. Boston time on the effective date of the most recently filed post-effective amendment to the Registration Statement and at each Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you, to the effect set forth in Annex II hereto;

                  (e) (i) Neither the Company nor any of its subsidiaries have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock (other than issuances of Common Stock pursuant to Company stock option and stock purchase plans described in the Registration Statement and Prospectus) or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the business, assets, management, financial position or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (f) On or after the date hereof there shall not have occurred any of the following: (i) additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the NASDAQ National Market, or trading in securities generally or in the Shares shall have been suspended or materially limited on the NASDAQ National Market, or a general banking moratorium shall have been established by federal, New York or Massachusetts authorities, or (ii) an outbreak or escalation of hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Representatives, to affect adversely the marketability of the Shares;

                  (g) The Shares to be sold at such Time of Delivery shall have been duly listed for quotation on the Nasdaq National Market System;


                  (h) Each director and officer of the Company and each Selling Stockholder shall have executed and delivered to you a lock-up agreement in form and substance reasonably satisfactory to you;

                  (i) The Company and each Selling Stockholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and certificates of such Selling Stockholder or officers of such Selling Stockholder, respectively, in their capacities as such, reasonably satisfactory to you, as to the accuracy of the representations and warranties of the Company and of such Selling Stockholder, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and of such Selling Stockholder, respectively, of all of his, her or its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a), (e), (g) and (h) of this Section, and as to such other matters as you may reasonably request;

                  (j) Counsel to each Material Subsidiary (which counsel shall be reasonably satisfactory to you) shall have furnished to you their respective written opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to you, with respect to the matters set forth in Annex III hereto; and

                  (k) Counsel to each Selling Stockholder (which counsel shall be reasonably satisfactory to you) shall have furnished to you their respective written opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to you, with respect to the matters set forth in Annex IV hereto.

         10.      INDEMNIFICATION AND CONTRIBUTION.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act (each, a "COMPANY INDEMNIFIED PARTY") against any losses, claims, damages or liabilities, joint or several (a "LOSS"), to which any Company Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse any Company Indemnified Party for any legal or other expenses reasonably incurred by such Company Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use therein.

                  (b) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act (each, a "SELLING STOCKHOLDER INDEMNIFIED PARTY") against any Loss to which any Selling Stockholder Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse any Selling Stockholder Indemnified Party for any legal or other expenses reasonably incurred by such Selling Stockholder Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that this indemnity shall apply with respect to such Selling Stockholder only to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Selling Stockholder specifically for use in the preparation thereof; AND, PROVIDED, FURTHER, that such Selling Stockholder shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use therein.

                  (c) Each Major Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Selling Stockholder Indemnified Party against any Loss to which any Selling Stockholder Indemnified Party may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the inaccuracy or a breach of the representation and warranty in Section 2A, and will reimburse any Selling Stockholder Indemnified Party for any legal or other expenses reasonably incurred by such Selling Stockholder Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred; AND, PROVIDED, FURTHER, that such Major Selling Stockholder shall not be liable in any such case to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you expressly for use therein;

                  (d) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, each Selling Stockholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Act (each, an "UNDERWRITER INDEMNIFIED PARTY") against any Loss to which any Underwriter Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein, and will reimburse any Underwriter Indemnified Party for any legal or other expenses reasonably incurred by it or them in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (e) Promptly after receipt by an indemnified party under subsection (a), (b), (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; no indemnification shall be available hereunder to any party who shall fail to give notice as provided in the preceding sentence if, and only to the extent that, the party to whom such notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the notice would have related and was materially prejudiced by the failure to give such notice, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (f) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (e) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders, respectively, bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Selling Stockholder on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and no Selling Stockholder shall be required to contribute any amount in excess of the net proceeds received by such Selling Stockholder with respect to the Shares sold by such Selling Stockholder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (g) In no event shall any Selling Stockholder be liable or responsible under this Section 10 for any amount in the aggregate in excess of the net proceeds received by such Selling Stockholder with respect to the Shares sold by such Selling Stockholder under this Agreement.

                  (h) In the event of a claim for indemnification by a Selling Stockholder Indemnified Party pursuant to Section 10(c), to the extent that such Selling Stockholder Indemnified Party is entitled to indemnification or contribution from the Company under this Section 10 for such claim, such Selling Stockholder Indemnified Party shall first obtain recovery, to the extent recoverable, against the Company for such indemnification or contribution prior to taking any action against any of the Major Selling Stockholders under Section 10(c); PROVIDED, that such Selling Stockholder Indemnified Party shall not be required to delay acting against any Major Selling Stockholder if and to the extent such delay would prejudice such Selling Stockholder Indemnified Party's rights under this Agreement.

                  (i) Except in the case of claims based on fraud or seeking equitable relief, the sole and exclusive remedy for the inaccuracy or breach of the representation and warranty in Section 2A shall be limited to the indemnification provisions of Section 10(c).

         11.      TERMINATION.

                  (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

                  (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-tenth of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or any Selling Stockholder, except for the expenses to be borne by the Company, any Selling Stockholder and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof (provided, that such indemnity and contribution agreements shall not survive in the event that this Agreement terminates prior to the First Time of Delivery), but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         12. SURVIVAL. The respective indemnities, agreements, representations, warranties and other statements of the Company, each Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any Selling Stockholder, or any officer or director or controlling person of the Company or any Selling Stockholder, and shall survive delivery of and payment for the Shares.

         13. EXPENSES OF TERMINATION. If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor any Selling Stockholder shall then have any liability to any Underwriter except as provided in Sections 8 and 10 hereof (provided, that the indemnity and contribution agreements in Section 10 hereof shall not survive in the event that this Agreement terminates prior to the First Time of Delivery), but if for any other reason this Agreement is terminated, the Company will reimburse the Underwriters through you for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but neither the Company nor any Selling Stockholder shall have any further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 8 and 10 hereof (provided, that the indemnity and contribution agreements in Section 10 hereof shall not survive in the event that this Agreement terminates prior to the First Time of Delivery).

         14. NOTICE. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Adams, Harkness & Hill, Inc. on behalf of you as the Representatives.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Adams, Harkness & Hill, Inc., 60 State Street, Boston, MA 02109, Attention: Joseph W. Hammer; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: President, with a copy to Stuart M. Cable, P.C., Goodwin, Procter & Hoar LLP, Exchange Place, Boston, MA 02109-2881; and if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to the address of such Selling Stockholder set forth in Schedule II hereto; PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 10(e) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriter's Questionnaire or telex constituting such

Questionnaire, which address will be supplied to the Company by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         15.      MISCELLANEOUS.

                  (a) This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

                  (b) Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day on which the Commission's office in Washington, D.C. is open for business.

                  (c) This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

                  (d) This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signors thereof.

         Any person executing and delivering this Agreement as Attorney-in-Fact for the Selling Stockholders represents by so doing that he or she has been duly appointed as Attorney-in-Fact by each Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

                                 Very truly yours,

                                 MOLDFLOW CORPORATION


                                 By:_________________________
                                      Marc J. L. Dulude
                                      President and Chief Executive Officer


                                 SELLING STOCKHOLDERS
                                 (Named in Schedule II to the Agreement)


                                 By:_________________________
                                      Name:
                                      Title:  Attorney-in-Fact

Accepted as of the date
hereof at Boston, Massachusetts

ADAMS, HARKNESS & HILL, INC.
ROBERT W. BAIRD & CO. INCORPORATED
A.G. EDWARDS & SONS, INC.


By:______________________________
   (Adams, Harkness & Hill, Inc.
    On behalf of each of
      the Underwriters)

                                   SCHEDULE I

                                        Total Number       Number of Optional Shares to
                                       of Firm Shares         be Purchased if Maximum
                                      to be Purchased          Option Exercised
                                      ---------------      ----------------------------

Adams, Harkness & Hill, Inc.


Robert W. Baird & Co. Incorporated


A.G. Edwards & Sons, Inc.



                                           =========                  =======
                                           2,335,000                  350,000

                                  SCHEDULE II

                                               Total Number of Firm                 Total Number of Optional
                                                 Shares to be Sold                      Shares to be Sold
                                               ---------------------                ------------------------
The Company
                                                      575,000                                170,000

Ampersand Specialty Materials                         504,555                                 49,545
and Chemicals II Limited
Partnership
55 William Street, Suite 240
Wellesley, MA 02481

Ampersand Specialty Materials                         856,518                                 84,105
and Chemicals III Limited
Partnership
55 William Street, Suite 240
Wellesley, MA 02481

Ampersand Specialty Materials                          13,927                                  1,350
and Chemicals III Companion
Fund Limited Partnership
55 William Street, Suite 240
Wellesley, MA 02481

JTC Investment Management                             195,000                                 15,000
Pty. Ltd.
Level 7
530 Little Collins Street
Melbourne, Victoria 3000
Australia

Marc J. L. Dulude                                      50,000                                 20,000
c/o Moldflow Corporation
430 Boston Post Road
Wayland, MA 01778

Thomas Investments Australia                          25,000                                   5,000
Pty. Ltd.
c/o Moldflow Corporation
430 Boston Post Road
Wayland, MA 01778

Helmet Investments Australia                          25,000                                   5,000
Pty. Ltd.
c/o Moldflow Corporation
430 Boston Post Road
Wayland, MA 01778

Floatflow Pty. Ltd.                                   60,000                                    -0-
13 Townsend Street
Ivanhoe, Victoria 3079
Australia

Richard M. Underwood                                  10,000                                    -0-
c/o Moldflow Corporation
430 Boston Post Road
Wayland, MA 01778

Suzanne E. Rogers                                     10,000                                    -0-
c/o Moldflow Corporation
430 Boston Post Road
Wayland, MA 01778

Kenneth R. Welch                                      10,000                                    -0-
c/o Moldflow Corporation
430 Boston Post Road
Wayland, MA 01778

                                                  -----------                               ----------

                                                   2,335,000                                 350,000

                                                                         ANNEX I


       Matters to be Covered in the Opinion of Goodwin, Procter & Hoar LLP

         1. The Company is existing as a corporation in good standing under the laws of the State of Delaware, with corporate power to conduct its business as described in the Registration Statement and Prospectus. The Company is duly qualified to do business and is in good standing in each jurisdiction listed on Annex A to this opinion.

         2. The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company (other than the Shares) have been duly authorized, validly issued, and are fully paid and non-assessable. The Shares have been duly authorized and when issued and paid for as contemplated by the Underwriting Agreement will be validly issued, fully paid and non-assessable; and the Shares conform in all material respects to the description of the capital stock contained in the Prospectus;

         3. Each direct or indirect domestic subsidiary of the Company listed on Annex B to this opinion is a corporation duly incorporated and existing as a corporation in good standing under the laws of its jurisdiction of organization. All of the issued and outstanding shares of capital stock of each such subsidiary have been duly authorized, validly issued, are fully paid and non-assessable, and are owned of record by the Company or a wholly-owned subsidiary of the Company free and clear of all liens, encumbrances or claims known to such counsel (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company and its subsidiaries).

         4. The Company has full corporate power and authority to enter into the Underwriting Agreement and the Underwriting Agreement has been duly authorized, executed and delivered by the Company.

         5. The issuance and sale by the Company of the Shares and the performance by the Company of its obligations under the Underwriting Agreement does not and will not (i) result in any violation of the provisions of the certificate of incorporation or by-laws of the Company, (ii) result in a breach of or result in a default on the part of the Company under any agreement, indenture or other instrument filed as an exhibit to the Registration Statement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, or to which any of their respective properties is subject, or (iii) violate any existing Massachusetts or federal statute or any order, rule or regulation or any decree known to such counsel of any court or any governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, except that such counsel need express no opinion as to state securities or "Blue Sky" laws or as to compliance with the antifraud provisions of federal and state securities laws.

         6. No consent, approval, authorization, order, registration or qualification of or with any federal or Massachusetts governmental agency or body is required to be obtained by the Company for the issuance and sale of the Shares by the Company or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except the registration of the Shares under the Act and the rules and regulations thereunder and except as may be required under state securities or Blue Sky laws (as to which such counsel need express no opinion). To the knowledge of such counsel, no consent, approval, authorization, order, registration or qualification of or with any federal or Massachusetts court is required to be obtained by the Company for the issuance and sale of the Shares by the Company or the consummation by the Company of the transactions contemplated by the Underwriting Agreement.

         7. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as defined in the Investment Company Act.

         8. Immediately prior to the Closing, each Selling Stockholder was the record owner of the Shares to be sold by such Selling Stockholder. Upon payment by the Underwriters of the purchase price in accordance with the Underwriting Agreement, and upon registration of the Shares in the names of the Underwriters in the stock records of the Company (or in the name of a nominee for DTC in such stock records, with appropriate entries to the account of the Underwriters having been made in the records of DTC), the Underwriters will have acquired such Selling Stockholder's rights in the Shares that such Selling Stockholder had or had the power to transfer, free of any adverse claim (assuming that the Underwriters are without notice of any such claim and assuming such transfer is governed by the Massachusetts UCC).

         9. The statements set forth in the Prospectus under the caption "Description of Capital Stock," insofar as they purport to constitute a summary of the terms of the Common Stock, under the caption "Shares Eligible for Future Sale," insofar as they purport to describe the provisions of the laws and documents referred to therein, and under the caption "Underwriting," insofar as they purport to describe the provisions of the laws and the Underwriting Agreement, are accurate, complete and fair.

         Such counsel shall also state that as counsel to the Company, they have participated in the preparation of the Registration Statement and the Prospectus, participated in discussions with your representatives, those of counsel for the Underwriters, and those of the Company and its accountants. On the basis of the information that such counsel gained in the course of the performance of the services referred to above, considered in the light of such counsel's understanding of the applicable law and the experience such counsel has gained through its practice under the Act, such counsel will confirm to you that such counsel believes that the Registration Statement, as of its effective date, and the Prospectus, as of the date of the Prospectus, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations thereunder. Further, nothing that came to such counsel's attention in the course of such review has caused such counsel to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, the Prospectus contains an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         In addition, such counsel does not know of any litigation or any governmental proceeding instituted or threatened against the Company or its subsidiaries that would be required to be disclosed in the Prospectus that is not so disclosed. Also, such counsel does not know of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Registration Statement and the Prospectus and are not so summarized.

         The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for those made under the captions "Description of Capital Stock," "Shares Eligible for Future Sale" and "Underwriting" in the Prospectus, insofar as they accurately summarize in all material respects the provisions of the laws and documents referred to therein and to the extent set forth in our opinion above. Also, such counsel does not express any opinion or belief as to the financial statements and related schedules or any other financial and accounting information contained in the Registration Statement or the Prospectus.

         Such counsel shall also include a statement in such opinion as to the matters set forth in this paragraph. The Registration Statement has become effective under the Act. To the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission nor has any proceeding been instituted or contemplated for that purpose under the Act. The Prospectus has been filed with the Commission pursuant to Rule 424(b) of the rules and regulations under the Act within the time period required thereby.

                                                                        ANNEX II

                             [Attach comfort letter]

                                                                       ANNEX III

  Matters to be Covered in the Opinions of Counsel to the Material Subsidiaries

1. The Material Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of [jurisdiction of organization].

2. All of the issued and outstanding shares of the capital stock of the Material Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and are owned of record by [Insert the Company or a wholly-owned subsidiary of the Company], free and clear of all liens, encumbrances or claims to the knowledge of such counsel (other than pledges existing pursuant to the Company's Loan Agreement with Silicon Valley Bank). [Counsel being entitled to rely in respect of matters of fact upon certificates of officers of the Company or the Material Subsidiary]


                                      III-1

                                                                        ANNEX IV

  Matters to be Covered in the Opinions of Counsel to the Selling Stockholders

1. Selling Stockholder is a [corporation] [limited partnership] duly [incorporated] [formed], validly existing and in good standing under the laws of [jurisdiction of organization]. Selling Stockholder has full power and authority to enter into the Underwriting Agreement and the Custody Agreement and to sell, transfer and deliver the Shares to be sold by Selling Stockholder.

2. The Underwriting Agreement has been duly authorized, executed and delivered by Selling Stockholder through its duly authorized attorney-in-fact.

3. The Custody Agreement has been duly authorized, executed and delivered by Selling Stockholder and, pursuant to such Custody Agreement, Selling Stockholder has authorized its attorney-in-fact to carry out the transactions contemplated in the Underwriting Agreement on its behalf and to deliver the Shares being sold by Selling Stockholder pursuant to the Underwriting Agreement.

4. The performance by Selling Stockholder of its obligations under the Underwriting Agreement and Custody Agreement does not and will not conflict with, result in a breach of, or result in a default under, its organizational documents, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument known to such counsel to which Selling Stockholder is a party or by which Selling Stockholder or any of its properties are bound or affected, or violate or conflict with (i) any judgment, ruling, decree or order known to us or (ii) any [applicable jurisdiction] statute, or rule or regulation of any [applicable jurisdiction] court or governmental agency or body applicable to Selling Stockholder.

5. No consent, approval, authorization, order, registration or qualification of or with any [applicable jurisdiction] court or governmental agency or body is required to be obtained by Selling Stockholder to sell, assign, transfer and deliver the Shares to be sold by Selling Stockholder in the manner provided in the Underwriting Agreement and the Custody Agreement, other than as have been obtained.


                                      IV-1